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As filed with the Securities and Exchange Commission on December 6, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Diana Shipping Inc. Pendelis 16 175 64 Palaio Faliro Athens, Greece (30) 210 947-0100 (Address and telephone number of Registrant's principal executive offices)		Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)		Gary L. Sellers, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000 (telephone number) (212) 455-2502 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒        Registration No. 333-129726

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(d) promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1, as amended (Registration No. 333-129726) filed by Diana Shipping Inc. with the Securities and Exchange Commission, which was declared effective by the Commission on December 6, 2005, are incorporated by reference into, and shall be deemed part of, this registration statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-129726 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description
1.1	Form of underwriting agreement.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 6th day of December, 2005.

DIANA SHIPPING INC.
By:	/s/ SIMEON P. PALIOS Name: Simeon P. Palios Title: Director, Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons on December 6, 2005 in the capacities indicated.

Signature	Title

/s/ SIMEON P. PALIOS Simeon P. Palios	Director, Chief Executive Officer and Chairman of the Board
/s/ ANASTASSIS MARGARONIS Anastassis Margaronis	Director and President
* Ioannis Zafirakis	Director, Vice President and Secretary
* Konstantinos Koutsomitopoulos	Chief Financial Officer and Treasurer
* Maria Dede	Chief Accounting Officer
* Apostolos Kontoyannis	Director
* William Lawes	Director
* Boris Nachamkin	Director
* Konstantinos Psaltis	Director
*By:	/s/ ANASTASSIS MARGARONIS Anastassis Margaronis Attorney-in-Fact

Authorized Representative in the United States

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Diana Shipping Inc., has signed this amended registration statement in the City of Newark, State of Delaware, on December 6, 2005.

PUGLISI & ASSOCIATES
By:	/s/ GREGORY F. LAVELLE Name: Gregory F. Lavelle Title: Managing Director

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Authorized Representative in the United States